UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 11, 2008

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

ITEM 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 17, 2008, IA Global, Inc. (the “Company”) announced that Mr. Brian Nelson resigned from the Company’s Board of Directors, effective December 11, 2008. Mr. Nelson was an Independent Director, Chairman of the Nominations and Governance Committee and a member of the Audit and Merger and Acquisition Committees. Mr. Nelson had no disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On December 11, 2008, Mark Scott resigned from the Board of Directors and the Merger and Acquisition Committee. Mr. Scott remains the Company’s COO, CFO and Secretary. Mr. Scott had no disagreement with the Company on any matter relating to the Company's operations, policies or practices.

A copy of the press release, dated December 17, 2008, announcing these resignations is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01 - Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(d)	Exhibits –

Exhibit No.	Description

99.1	Press release, dated December 17, 2008, announcing the resignation of Brian Nelson and Mark Scott from the board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: December 17, 2008

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer